UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 4, 1997

                          IMCLONE SYSTEMS INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                      0-19612               04-2834797
(State or other Jurisdiction        (Commission     (IRS Employer Identification
     of Incorporation)              File Number)               Number)

                   180 Varick Street, New York, New York 10014
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 645-1405
               Registrant's telephone number, including area code

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ITEM 5. OTHER EVENTS

     On December 4, 1997, ImClone Systems Incorporated ("ImClone") and Merck KGaA, Darmstadt, Germany announced that the two companies are signing a co-marketing agreement for BEC2, ImClone's therapeutic cancer vaccine. The agreement amends and expands their 1990 agreement for the development and marketing of BEC2. Under the terms of the agreement, Merck KGaA and ImClone will continue to develop BEC2 for the U.S. and international markets with the intent upon registration of establishing separate ethical oncology sales forces for the co-marketing of BEC2 in North America. Merck KGaA will continue to hold an exclusive royalty bearing license to market BEC2 outside North America. Merck KGaA will also be responsible for funding the clinical development of BEC2 worldwide for a single indication, expenses for which had earlier been shared by the parties. It is the intent of the parties that ImClone will be the manufacturer of the product worldwide. The agreement calls for $15 million in milestone fees beyond those previously established under the 1990 agreement. In addition, Merck KGaA has agreed to purchase immediately $40 million of ImClone convertible preferred stock. In the first two years, up to one-quarter of the total preferred stock may be converted into ImClone common stock at a price of $12.50 per share. In subsequent years, Merck KGaA has the option to convert additional preferred shares at varying prices related to the then market price of ImClone common stock.

     The amendment modifies the 1990 Research and License Agreement between ImClone and Merck KGaA to develop therapeutic cancer vaccines, including BEC2, for the use in small cell lung carcinoma and malignant melanoma. In May 1996, ImClone announced the extension and modification of the collaboration including additional license fees and milestone payments. BEC2 is a proprietary anti-idiotypic monoclonal antibody designed to mimic GD3, a glycolipid (ganglioside) antigen which is found on the surface of a number of tumor cells, including small cell lung cancer (SCLC), melanoma and a variety of soft tissue sarcomas. BEC2 is intended to elicit a cancer-fighting immune response in patients with these tumor cells.

     On May 19, 1997, at the 33rd American Society of Clinical Oncology Annual Meeting, ImClone and Merck KGaA reported data from its pilot study investigating the effects of BEC2 treatment among 15 patients with small cell lung cancer. The data from the study conducted at Memorial Sloan-Kettering Cancer Center (MSKCC) in New York supports previously reported clinical results that the compound significantly increased survival for patients with small cell lung cancer.

     Except for the historical information contained herein, the matters discussed herein include forward-looking statements. Actual results may differ materially from those predicted in such forward-looking statements due to the risks and uncertainties inherent in ImClone's business, including, without limitation, risks and uncertainties in obtaining and maintaining regulatory approval, market acceptance of and continuing demand for ImClone's products, the impact of competitive products and pricing, and ImClone's ability to obtain additional financing to support its operations and achieve its objectives.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       IMCLONE SYSTEMS INCORPORATED

Date: December 9, 1997                 By:/s/ John B. Landes
                                          -------------------------------
                                              John B. Landes
                                              Vice President,
                                              Business Development
                                              and General Counsel


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